ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            THE YACKTMAN FUNDS, INC.

             Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), The Yacktman Funds, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

             FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

             SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on February 14, 1997, resolutions: (a) designating 200,000,000 shares of the Company's previously undesignated Common Stock, $.0001 par value, as set forth below; and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

                  Class               Fund                   Shares

                    B       The Yacktman Focused Fund     200,000,000

             THIRD: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and term and conditions of redemption of each class of the Company's Common Stock, $.0001 par value, are as set forth in Section B of Article IV of the Company's Articles of Incorporation.

             FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

             IN WITNESS WHEREOF, the Company has caused these presents to be signed in its name and on behalf by its President and attested by its Secretary as of this ____ day of __________, 1997.

                                      THE YACKTMAN FUNDS, INC.


                                      By: _______________________________
                                           Donald A. Yacktman, President



                                      Attest: ____________________________
                                            Jon D. Carlson, Secretary